                                                                    EXHIBIT 11.1


TOPRO, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE


                                                                         Quarter ended September 30,
                                                                         ---------------------------
                                                                            1995              1996
                                                                            ----              ----
Primary:
   Income (loss):
      Continuing operations                                              $ (72,000)        $   81,000
      Discontinued operations                                            $ (16,000)               --
                                                                         ---------         ----------
                                                                         $ (88,000)        $   81,000
                                                                         =========         ==========
Shares:
   Weighted number of common shares outstanding                          3,891,354          6,639,403
   Add - Dilutive effect of outstanding options and warrants (as
         determined by the application of the treasury stock method)           --           1,202,313
                                                                         ---------         ----------
                                                                         3,891,354          7,841,716
                                                                         =========         ==========

Primary earnings per share:
   Continuing operations                                                 $   (0.02)        $     0.01
   Discontinued operations                                                      *          $     0.00
                                                                         ---------         ----------
                                                                         $   (0.02)        $     0.01
                                                                         =========         ==========
*   Less than $.01 per share

Reconciliation of net income (loss) to amount used for fully diluted computation
      Income (loss) per primary computation above
   Continuing operations                                                 $ (72,000)        $   81,000
   Discontinued operations                                               $ (16,000)               --
                                                                         ---------         ----------
                                                                         $ (88,000)        $   81,000
Add: Interest on 9% Convertible Debenture                                      --          $   79,000
     Interest on 10% Senior Convertible Debenture                              --          $    9,000
     Interest on 8% 270 Day Convertible Notes                                  --          $    7,000
                                                                         ---------         ----------
                                                                         $ (88,000)        $  176,000
                                                                         =========         ==========

Reconciliation of weighted average number of shares outstanding to amount used for fully diluted computation:
   Weighted number of common shares outstanding                          3,891,354          6,639,403
Add: Dilutive effect of outstanding options and warrants (as
     determined by the application of the treasury stock method)               --           1,342,454
     Shares issuable from assumed exercise of convertible debt                 --           3,070,007
                                                                         ---------         ----------
                                                                         3,891,354         11,051,864
                                                                         =========         ==========

Fully diluted earnings per share:
   Continuing operations                                                 $   (0.02)        $     0.02
   Discontinued operations                                                      *          $     0.00
                                                                         ---------         ----------
                                                                         $   (0.02)        $     0.02 (a)
                                                                         =========         ==========

---------------
*    Less than $.01 per share
(a)  Effect is antidilutive, therefore not presented in statement of operations